SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

November 18, 2005
Date of Report (Date of earliest event reported)

PUDA COAL, INC.
(Exact name of registrant as specified in its charter)

Florida	333-85306	65-1129912
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

426 Xuefu Street, Taiyuan, Shanxi Province
The People's Republic of China,
(Address of principal executive offices)

011-86-351-2281300
Registrant's Telephone Number, Including Area Code

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant's Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

Subscription Agreements, Notes, Warrants

On November 18th, 2005, Puda Coal, Inc. ("Puda Coal" or the "Company") entered into subscription agreements with an aggregate of 87 investors (the "Investors") for the purchase and sale of an aggregate of 500 investment units (the "Units"), consisting of 8% unsecured convertible notes due October 31, 2008 ("Notes") and attached ("Warrants") to purchase shares of common stock, par value $0.001, of Puda Coal ("Common Stock"). Each Unit issued to the Investors consists of a Note in the principal amount of $25,000, convertible into Common Stock at $0.50 per share, and five-year Warrants to purchase 50,000 shares of Common Stock, exercisable for Common Stock at $0.60 per share. Details of the offer and sale of the Units are provided in Item 3.02 of this Current Report on Form 8-K.

Amended Escrow Agreement

On November 18th, 2005 Puda Coal amended its escrow agreement originally entered into with Keating Securities, LLC (the "Placement Agent") and Steele Street State Bank (the "Escrow Agent") on October 1, 2005 such that the Escrow Agent shall hold in escrow (i) the initial interest payment under the Notes of $113,911.11 accruing December 31, 2005 and disburse it to the bank account of Puda Coal on January 15, 2006 and (ii) one quarterly interest payment under the Notes of $233,000.00 disbursable by the Escrow Agent in the event of default under the Notes to any Investors claiming such default thereunder.

Amended Placement Agreement

On November 9th, 2005, Puda Coal amended its placement agreement (the "Placement Agreement") with the Placement Agent such that the commission payable by Puda Coal to the Placement Agent in connection with the offer and sale of the Units was reduced from 10% to 9% of the aggregate gross proceeds of the Units sold. The non-accountable expense allowance payable by Puda Coal to the Placement Agent remains at 2% of the aggregate gross proceeds of the Units sold however, the $25,000 non-refundable advance is no longer payable by Puda Coal to the Placement Agent upon commencement of the offer and sale of the Units.

Certain Agreements of Shanxi Puda Resources Co., Ltd.

On November 17th, 2005, Puda Coal's controlled affiliate in the People's Republic of China (the "PRC" or "China"), Shanxi Puda Resources Co., Ltd. ("Puda"), entered into a number of agreements with related parties in China. Puda Coal controls Puda through a series of operating agreements ("Operating Agreements") among Taiyuan Putai Business Consulting Co., Ltd. ("Putai"), its subsidiary and wholly foreign-owned enterprise established under the laws of the PRC, Puda, Zhao Ming and Zhao Yao, and an offshore holding structure commonly used by foreign investors with operations in China. Through the Operating Agreements, Puda Coal manages and controls the operations of Puda and receives the economic benefits derived from Puda's operations. Puda is owned by Zhao Ming (80%) and Zhao Yao (20%). Zhao Ming and Zhao Yao are executive officers of Puda Coal and are brothers. They are also significant shareholders of Puda Coal.

Coal Supply Agreement

On November 17th, 2005, Puda entered into a coal supply agreement with Liulin Jucai Coal Industry Co., Ltd. ("Jucai Coal"), which is owned by Zhao Yao (75%), pursuant to which Puda has priority to Jucai Coal's high grade metallurgical coking coal supply over Jucai Coal's other customers. Under the terms of the agreement, Puda receives a discount of approximately RMB30 to RMB50 per metric ton of coal from the price Jucai Coal charges to its other customers. In accordance with the terms of the agreement, Jucai Coal is required to maintain the quality of the coking coal which it sells to Puda at a high quality which requires that such coking coal have a maximum 4% internal ash content, maximum 0.6% sulfur content, and external ash content of 10%. Jucai Coal controls approximately 60% of the high quality coking coal deposits in Liulin County of Shanxi Province, China representing an estimated proven 80 million metric tons in reserves.

Conveyance Agreements

Puda entered into two conveyance agreements with Shanxi Puda Resources Group Limited ("Puda Group"), which is controlled by Zhao Ming (80%) and by Zhao Yao (20%). The two agreements transfer two new coal washing plants, related land-use rights and coal washing equipment in Liulin County and Zhong Yang County, Shanxi Province. The Liulin County plant is expected to have an annual clean coal washing capacity of 1.1 million metric tons while the Zhong Yang County plant is expected to have an annual clean coal washing capacity of 1.2 million metric tons. The Liulin County plant started trial production and will start formal production by the end of November 2005. The Liulin County plant, land-use rights and related equipment were purchased for a cost of $5.8 million. The Zhong Yang County coal washing plant is expected to start trial production by the end of November 2005, with formal production expected to start at the beginning of 2006. The Zhong Yang County plant, land-use rights and related equipment were purchased for a cost of $7.2 million. Each conveyancing agreement provides that the purchase price paid by Puda to Puda Group, which totals $13 million, be amortized over 10 years and bear interest at a rate of 6% per annum payable quarterly (collectively, the "Conveyancing Loan").

Subordination Agreement

In connection with the two conveyancing agreements, Puda Coal, Puda, Putai and Puda Group entered into a Note & Indebtedness Subordination Agreement whereby the Conveyancing Loan is subordinated to the Notes issued to Investors pursuant to the offer and sale of the Units. Under the agreement, payments by Puda to Puda Group under the Conveyancing Loan may not be accelerated while Puda Coal has obligations of principal or interest outstanding to Investors under the Notes, nor may Puda make payments under the Conveyancing Loan if Puda Coal is in default to the Investors under the Notes.

Section 3 - Securities and Trading Markets

Item 3.02 Unregistered Sales of Equity Securities

On November 18th, 2005, Puda Coal completed a sale of equity securities in a transaction that was not registered under the Securities Act of 1933, as amended (the "Securities Act") and that has not been reported on its previously filed periodic reports filed under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The private placement was with an aggregate of 87 Investors for 500 Units consisting of 8% unsecured Notes due October 31, 2008 and attached Warrants to purchase shares of Common Stock of Puda Coal for total proceeds of $12,500,000. On November 18th, 2005, four of the Investors converted their Notes for a total of 1,700,000 shares of Common Stock.

There was no underwriter for the offer and sale of the Units. The offer and sale of the Units was conducted pursuant to a private placement memorandum dated September 30, 2005 for a maximum offering amount of $10,000,000, however the offering was oversubscribed and the memorandum was amended November 10, 2005 to, among other things, increase the maximum offering amount to $12,500,000. Investors were given a right to rescind their subscription and receive a refund of all amounts which they may have had deposited into an escrow account established in connection with the offer and sale of the Units up until November 15, 2005 at 5:00 p.m. Eastern Standard Time.

Exemption from Registration

The Units were offered and sold only to accredited investors in the United States and to persons who are not "U.S. persons" as defined in Regulation S under the Securities Act. The Unites, consisting of the Notes and Warrants were offered and sold in reliance on the exemptions from registration afforded under Rule 506 of Regulation D and Regulation S under the Securities Act. Puda Coal did not engage in any public advertising or general solicitation in connection with the issuance of the Units. Puda Coal provided the accredited investors with disclosure of all aspects of its business, including providing the accredited investors with its reports filed under the Exchange Act.

Anti-dilution Protection; Registration Rights

Investors were given "full ratchet" anti-dilution protection for issuances of Puda Coal's Common Stock under the Notes and the Warrants, with carve-outs for (i) issuance of shares of Common Stock in connection with the conversion of the Notes or exercise of the Warrants, (ii) the issuance of shares of Common Stock for the payment of the penalties under the Notes, or (iii) the issuance of Common Stock to employees or directors pursuant to an equity incentive plan approved by Puda Coal's stockholders. Investors were also given registration rights in connection with the resale of (i) the Common Stock into which the Notes may be converted, and (ii) the Common Stock underlying the Warrants, on a registration statement to be filed with the Securities and Exchange Commission. Such registration statement is required to be filed within 30 days following the date of closing of the offer and sale of the Units, which occurred on November 18, 2005, and declared effective within 120 days from that date, or Puda Coal will be subject to pay a penalty to Investors of an amount equal to 1% of the purchase price of each Unit held by Investors, payable in shares of Common Stock for every 30 day period, or part thereof, after the relevant date. Puda Coal is required to pay the costs associated with the registration statement.

Placement Agent Commissions and Expenses

In connection with the offer and sale of the Units and the Placement Agreement, as amended, the Placement Agent received a commission of $1,125,000, non-accountable expense amounting to $250,000 and certain other accountable expenses. The Placement Agent also received a five-year warrant to purchase 2,500,000 shares of Common Stock, exercisable for $0.60 per share with piggy-back registration rights pursuant to the Placement Agreement.

Capitalization

Prior to the offer and sale of the Units, Puda Coal had 73,915,000 shares of Common Stock issued and outstanding on a fully diluted basis. Following the close of the offer and sale of the Units, Puda Coal has 126,415,000 shares of Common Stock issued and outstanding on a fully diluted basis.

Section 8 - Other Events Item 8.01 Other Events

In connection with the closing of the offer and sale of the Units, Puda Coal issued a press release on November 23, 2005. A copy of the press release is filed as an Exhibit to this Current Report on Form 8-K.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

	99.1	Form of Subscription Agreement dated November 18, 2005 entered into by Puda Coal, Inc. and the Investors

	99.2	Form of Note dated November 18, 2005

	99.3	Form of Warrant dated November 18, 2005

	99.4	Raw Coking Coal Supply Agreement dated November 17, 2005 between Shanxi Puda Resources Co., Ltd. and Jucai Coal Industry Co., Ltd.

	99.5	Zhang Yang Plant Conveyance Agreement dated November 17, 2005 between Shanxi Puda Resources Co., Ltd. and Shanxi Puda Resources Group Limited

99.6	Liu Lin Plant Conveyance Agreement dated November 17, 2005 between Shanxi Puda Resources Co., Ltd. and Shanxi Puda Resources Group Limited

99.7	Note & Indebtedness Subordination Agreement dated November 17, 2005 among Puda Coal, Inc., Shanxi Puda Resources Co., Ltd., Shanxi Puda Resources Group Limited, and Taiyuan Putai Business Consulting Co., Ltd

99.8	Press Release dated November 23, 2005

SIGNATURE

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PUDA COAL, INC.

Date: November 23, 2005

/s/ Zhao Ming
Zhao Ming, Chairman
Chief Executive Officer and President

EXHIBIT INDEX

Exhibit	Description

99.1	Form of Subscription Agreement dated November 18, 2005 entered into by Puda Coal, Inc. and the Investors

99.2	Form of Note dated November 18, 2005

99.3	Form of Warrant dated November 18, 2005

99.4	Raw Coking Coal Supply Agreement dated November 17, 2005 between Shanxi Puda Resources Co., Ltd. and Jucai Coal Industry Co., Ltd.

99.5	Zhang Yang Plant Conveyance Agreement dated November 17, 2005 between Shanxi Puda Resources Co., Ltd. and Shanxi Puda Resources Group Limited

99.6	Liu Lin Plant Conveyance Agreement dated November 17, 2005 between Shanxi Puda Resources Co., Ltd. and Shanxi Puda Resources Group Limited

99.7	Note & Indebtedness Subordination Agreement dated November 17, 2005 among Puda Coal, Inc., Shanxi Puda Resources Co., Ltd., Shanxi Puda Resources Group Limited, and Taiyuan Putai Business Consulting Co., Ltd

99.8	Press Release dated November 23, 2005